EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, or the Report, by LoJack Corporation, or the Company, Randy L. Ortiz, as the President and Chief Executive Officer, and Casey Delaney, as the Vice President, Controller, Acting Chief Financial Officer, and Treasurer, each hereby certify pursuant to 18 U.S.C. Section 1350 that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	November 10, 2014

/s/ RANDY L. ORTIZ
Randy L. Ortiz
President and Chief Executive Officer (Principal Executive Officer)

/s/ CASEY DELANEY
Casey Delaney
Vice President, Controller, Acting Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)